EXHIBIT 10.14


                              SETTLEMENT AGREEMENT



     THIS SETTLEMENT AGREEMENT is entered into as of this 6th day of May, 2002 by and between Whistler, Inc., a Delaware corporation ("Whistler") and Tarmac Management Ltd., a corporation ("Tarmac").


                                    RECITALS:

     WHEREAS, Whistler has incurred substantial monetary obligations concerning its business operations and associated contractual relationships in the area of fuel cell technology;

     WHEREAS, Whistler and Tarmac have entered into contractual relations pursuant to which Tarmac has agreed to provide certain services to Whistler on an as-needed basis including, but not limited to, financial, administrative, investor relations and fuel cell industry management;

     WHEREAS, Tarmac has provided certain advances to Whistler in order to assist Whistler in financing its contractual debts and obligations;

     WHEREAS, during fiscal years 2001 and 2002, Whistler incurred an aggregate of $313,833.68 to Tarmac relating to (i) the principal amount of $____________ in advances made by Tarmac to Whistler to assist Whistler in financing its contractual debts and obligations, and (ii) the aggregate amount of $___________ incurred as fees for services rendered by Tarmac to Whistler including, but not limited to, financial, administrative, investor relations and fuel cell industry management (the "Debt");

     WHEREAS, Whistler and Tarmac have settled their differences regarding the Debt and wish to set forth their settlement agreement;

     WHEREAS, Whistler desires to settle the Debt by issuing shares of its restricted common stock, par value $.001 (the "Common Stock") at the rate of $0.25 per share (which amount is based upon the average of the open and close price of $0.31 of Whistler's shares of Common Stock traded on the OTC Bulletin Board as of May 3, 2002 discounted by approximately 20% due to their restrictive nature); and

     WHEREAS, Tarmac desires to convert the Debt and accept the issuance of 1,255,335 shares of Common Stock of Whistler;

     WHEREAS, Whistler and Tarmac desire to release one another from any and all further liability as related to the aforesaid Debt.

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     NOW, THEREFORE, in consideration of the aforesaid recitals and mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:


                                    AGREEMENT

     1. Whistler agrees to issue to Tarmac 1,255,335 shares of its restricted Common Stock, at $0.25 per share, as of May 6, 2001, as full and complete satisfaction and payment of the Debt.

     2. Tarmac agrees to accept the issuance of 1,255,335 shares of the restricted Common Stock of Whistler as full and complete satisfaction and payment of the Debt.

     3. Whistler and Tarmac shall agree to release each other and forever discharge any and all claims, manner of actions, whether at law or in equity suits, judgments, debts, liens, liabilities, demands, damages, losses, sums of money, expenses or disputes, known or unknown, fixed or contingent, which it now has or may have hereafter, directly or indirectly, individually or in any capacity against each other, their successors and assigns, as well as its present or former owners, directors, officers, stockholders, employees, agents, heirs, by reason of any act, omission, matter, cause, or thing whatsoever, from the beginning of time to, and including the date of the execution of this Agreement, relating to the aforesaid Debt.

     4. Tarmac acknowledges that the issuance of the 1,255,335 shares of Common Stock (i) has not been registered under the Securities Act of 1933, as amended (the "1933 Securities Act"); (ii) is in reliance on the exemption provided by
Section 4(2) of the 1933 Securities Act, (iii) are being acquired solely for Tarmac's own account without any present intention for resale or distribution,
(iv) will not be resold without registration under the 1933 Securities Act or in compliance with an available exemption from registration, unless the shares of Common Stock are registered under the 1933 Securities Act and under any applicable state securities law or an opinion of counsel satisfactory to Whistler is delivered to Whistler to the effect that any proposed distribution of the shares of Common Stock will not violate the registration requirements of the 1933 Securities Act and any applicable state securities laws, and (v) that Tarmac understands the economic risk of an investment in the Common Stock and has had the opportunity to ask questions of and receive answers from Whistler's management concerning any and all matters related to the acquisition of the Common Stock.

     4. This Settlement Agreement shall be effective as of May 6, 2001 and shall be binding upon and insure to the benefit of the parties hereto and their respective successors.


                                          Whistler, Inc.



Date:_____________                        By:__________________________
                                          President




                                          Tarmac Management Ltd.



Date:______________                       By: __________________________
                                          President